Exhibit 99.(h)(7)(ii)(a)

AMENDMENT NO. 1

RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment No. 1 (the “Amendment”), dated as of September 25, 2024, to the Rule 12d1-4 Fund of Funds Investment Agreement (the “Agreement”), dated as of July 8, 2024, is by and among (i) Pacific Select Fund (the “Acquiring Investment Company”), a statutory trust organized under the laws of the State of Delaware, on behalf of its separate series listed on Schedule A to the Agreement (each, an “Acquiring Fund”), severally and not jointly; (ii) DFA Investment Dimensions Group Inc. (“DFAIDG”); (iii) Dimensional Investment Group Inc. (“DIG”), and along with DFAIDG, each a corporation organized under the laws of the State of Maryland; and (iv) Dimensional ETF Trust (the “ETF Trust”), a statutory trust organized under the laws of the State of Delaware (each of DFAIDG, DIG and the ETF Trust is an “Acquired Investment Company”, each on behalf of its respective series listed on Schedule B to the Agreement (each, an “Acquired Fund”), severally and not jointly).

WHEREAS, the Acquiring Investment Company and each Acquired Investment Company desire to amend the Agreement to include additional Acquired Funds to Schedule B thereto;

NOW, THEREFORE, the Acquiring Investment Company and each Acquired Investment Company agree as follows:

1.                 Amendment of Schedule B. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

2.                 Full Force and Effect. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect.

3.                 Authority. Each of the parties hereto represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.                 Counterparts. This Amendment may be executed and delivered by each party hereto via facsimile or electronic mail and in separate counterparts, each of which when so delivered shall be deemed an original and all of which taken together shall constitute one and the same.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Pacific Select Fund, on behalf of the Acquiring Funds listed on Schedule A to the Agreement, severally and not jointly

By: /s/ Howard T. Hirakawa

Name: Howard T. Hirakawa

Title:       Senior Vice President

DFA Investment Dimensions Group Inc., on behalf of the Acquired Funds listed on Schedule B to the Agreement, severally and not jointly

By: /s/ Ryan P. Buechner

Name: Ryan P. Buechner

Title: Vice President and Secretary

Dimensional Investment Group Inc., on behalf of the Acquired Funds listed on Schedule B to the Agreement, severally and not jointly

By: /s/ Ryan P. Buechner

Name: Ryan P. Buechner

Title:   Vice President and Secretary

Dimensional ETF Trust, on behalf of the Acquired Funds listed on Schedule B to the Agreement, severally and not jointly

By: /s/ Ryan P. Buechner

Name: Ryan P. Buechner

Title:   Vice President and Secretary

SCHEDULE B

List of Acquired Funds of the Acquired Investment Companies to which the Agreement Applies

DFA INVESTMENT DIMENSIONS GROUP INC.

DFA Social Fixed Income Portfolio*

Emerging Markets Sustainability Core 1 Portfolio* International Sustainability Core 1 Portfolio*

U.S. Sustainability Core 1 Portfolio*

DIMENSIONAL INVESTMENT GROUP INC.

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DIMENSIONAL ETF TRUST

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* A Stand Alone Acquired Fund in which an Acquiring Fund and the members of the Advisory Group collectively may acquire up to 25% of the Stand Alone Acquired Fund’s total outstanding voting securities.

** An Acquired Mutual Fund that is a Feeder Fund investing in a Master Fund (which may also be a Stand Alone Acquired Mutual Fund) in which an Acquiring Fund and the members of the Advisory Group collectively may acquire up to 25% of the corresponding Master Fund’s total outstanding voting securities.